                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports, dated February 10, 1997, included in Hartford Life, Inc.'s Amendment No. 1 to Form 10/A for the year ended December 31, 1996 and to all references to our firm included in or made a part of this Registration Statement on Form S-3 (File No. 333-21865) for Hartford Life, Inc.



                                          /s/ ARTHUR ANDERSEN LLP



Hartford, Connecticut


May 22, 1997